EXHIBIT 10.16

**** indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the U.S. Securities and Exchange Commission.

WORKING LAYER CATASTROPHE EXCESS OF LOSS

SPECIFIC RETROCESSION CONTRACT

issued to

CLADDAUGH CASUALTY INSURANCE COMPANY, LTD.

Hamilton, Bermuda

Effective: June 1, 2017		DOC: May 22, 2017
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WORKING LAYER CATASTROPHE EXCESS OF LOSS

SPECIFIC RETROCESSION CONTRACT

TABLE OF CONTENTS

Article		Page
	Preamble	3
1	Business Covered	3
2	Concurrency of Conditions	3
3	Term	3
4	Special Termination	4
5	Retention and Limit	5
6	Premium	5
7	Definitions	6
8	Extra Contractual Obligations/Excess of Original Contract Limits	6
9	No Third Party Rights	7
10	Notice of Loss and Loss Settlements	7
11	Late Payments	8
12	Offset	9
13	Currency	9
14	Unauthorized Reinsurance	10
15	Taxes	12
16	Access to Records	12
17	Confidentiality	13
18	Indemnification and Errors and Omissions	14
19	Insolvency	15
20	Arbitration	16
21	Service of Suit	17
22	Governing Law	18
23	Entire Agreement	18
24	Non-Waiver	18
25	Intermediary	19
26	Mode of Execution	19
	Retrocedent Signing Block	20

Attachments
	Trust Agreement Requirements Clause	21

WORKING LAYER CATASTROPHE EXCESS OF LOSS

SPECIFIC RETROCESSION CONTRACT

(the “Contract”)

Effective: June 1, 2017		DOC: May 22, 2017
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issued to

CLADDAUGH CASUALTY INSURANCE COMPANY LTD.

Hamilton, Bermuda

(the “Retrocedent”)

by

THE SUBSCRIBING RETROCESSIONAIRE(S) IDENTIFIED IN THE

INTERESTS AND LIABILITIES AGREEMENT(S) ATTACHED TO

AND FORMING PART OF THIS CONTRACT

(the “Retrocessionaire”)

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Retrocedent in respect of the liability that may accrue to the Retrocedent as a result of loss or losses under the Working Layer Catastrophe Excess of Loss Reinsurance Contract, issued to Homeowners Choice Property & Casualty Insurance Company, Tampa, Florida (the “Original Reinsured”), for the Contract Year effective June 1, 2017 (“Original Contract”), subject to the terms and conditions herein contained.

ARTICLE 2

CONCURRENCY OF CONDITIONS

This Contract shall be effective June 1, 2017 and shall follow in all respects the terms and conditions of the Original Contract, and any amendment added thereto, except as otherwise specified herein. The Retrocessionaire shall follow the Retrocedent in all matters pertaining to the Original Contract.

ARTICLE 3

TERM

This Contract shall take effect June 1, 2017, and shall remain in effect until May 31, 2018, both days inclusive, applying to Loss Occurrences commencing during the term of this Contract.

Effective: June 1, 2017		DOC: May 22, 2017
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ARTICLE 4

SPECIAL TERMINATION

A.	The Retrocedent may terminate a Subscribing Retrocessionaire’s percentage share in this Contract at any time by giving written notice to the Subscribing Retrocessionaire in the event of any of the following circumstances:

1.	The Subscribing Retrocessionaire ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Subscribing Retrocessionaire to cease writing business, or the Subscribing Retrocessionaire is placed under regulatory supervision.

3.	The Subscribing Retrocessionaire has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.	The Subscribing Retrocessionaire’s policyholders’ surplus (or the equivalent under the Subscribing Retrocessionaire’s accounting system) as reported in such financial statements of the Subscribing Retrocessionaire as designated by the Retrocedent, has been reduced by 20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).

5.	The Subscribing Retrocessionaire has merged with or has become acquired or controlled by any Retrocedent, corporation, or individual(s) not controlling the Subscribing Retrocessionaire’s operations at the inception of this Contract.

6.	The Subscribing Retrocessionaire has retroceded its entire liability under this Contract without the Retrocedent’s prior written consent, except for retrocessions to members of the Subscribing Retrocessionaire’s holding Retrocedent group.

7.	The Subscribing Retrocessionaire has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.

8.	The Subscribing Retrocessionaire has hired an unaffiliated runoff claims manager that is compensated on a contingent basis or is otherwise provided with financial incentives based on the quantum of claims paid.

B.

Termination shall be effected on a cut-off basis and the Subscribing Retrocessionaire shall have no liability for Loss Occurrences commencing after the date of termination. The reinsurance premium due the Subscribing Retrocessionaire hereunder (including any

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minimum reinsurance premium) shall be prorated based on the period of the Subscribing Retrocessionaire’s participation hereon, and the Subscribing Retrocessionaire shall immediately return any excess reinsurance premium received. Reinstatement premium, if any, shall be calculated based on the Subscribing Retrocessionaire’s reinsurance premium earned during the period of the Subscribing Retrocessionaire’s participation hereon.

C.	Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Retrocedent shall have the option to commute the Subscribing Retrocessionaire’s liability for losses on Policies covered by this Contract. In the event the Retrocedent and the Subscribing Retrocessionaire cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Retrocedent and the Subscribing Retrocessionaire cannot agree on an actuary and/or appraiser, the Retrocedent and the Subscribing Retrocessionaire each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Subscribing Retrocessionaire of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Retrocessionaire’s participation under this Contract.

D.	The Retrocedent’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.

ARTICLE 5

RETENTION AND LIMIT

A.	The Retrocessionaire shall be liable in respect of each Loss Occurrence, for an amount of Ultimate Net Loss of up to **** for each such Loss Occurrence, and subject further to a limit of liability of **** for all Loss Occurrences commencing during the term of this Contract. The coverage provided hereunder shall not apply unless and until the Retrocedent shall have retained an aggregate deductible of **** (i.e., the total of Ultimate Net Loss otherwise subject to this Article pursuant to the terms of the Original Contract) for Loss Occurrences commencing during the term of this Contract.

B.	No Loss Occurrence shall be covered hereunder unless it involves two or more risks subject to this Contract. The Retrocedent shall be the sole judge of what constitutes one risk for purposes of this Contract.

ARTICLE 6

PREMIUM

A.	The Retrocedent shall pay the Retrocessionaire an annual premium of **** for coverage provided under this Contract to be paid on June 1, 2017.

Effective: June 1, 2017		DOC: May 22, 2017
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B.	The Retrocedent shall furnish the Retrocessionaire with such reasonably available information as may be reasonably required by the Retrocessionaire for completion of the Retrocessionaire’s financial statements.

ARTICLE 7

DEFINITIONS

A.	1.

“Ultimate Net Loss” means the actual loss paid by the Retrocedent or which the Retrocedent becomes liable to pay, such loss to include loss adjustment expense, 100% of any extra contractual obligations and 100% of any loss in excess of policy limits as defined in the Original Contract, and 100% of any Extra Contractual Obligations and 100% of any Loss in Excess of Original Contract Limit, as provided in the Extra Contractual Obligations/Loss in Excess of Original Contract Limits Article.

2.	Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

4.	The Retrocedent shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Retrocedent does not plan to appeal, and/or the Retrocedent has obtained a release, and/or the Retrocedent has accepted a proof of loss.

5.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Retrocedent’s “Ultimate Net Loss” has been ascertained.

B.	“Loss Occurrence” shall follow the definition contained in the Original Contract.

ARTICLE 8

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF ORIGINAL CONTRACT LIMITS

A.	This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Retrocedent to settle within the Original Contract limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its reinsured or in the preparation or prosecution of an appeal consequent upon such action.

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B.	This Contract shall cover Loss in Excess of Original Contract Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Original Contract Limits” shall be defined as Loss in excess of the Original Contract limit, having been incurred because of, but not limited to, failure by the Retrocedent to settle within the Original Contract limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.	An Extra Contractual Obligation and/or Loss in Excess of Original Contract Limits shall be deemed to have occurred on the same date as the loss covered under the Original Contract, and shall constitute part of the original loss.

D.	For the purposes of the Loss in Excess of Original Contract Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Retrocedent would have been contractually liable to pay had it not been for the limit of the Original Contract.

E.	However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Retrocedent acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

F.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 9

NO THIRD PARTY RIGHTS

This Contract is solely between the Retrocedent and the Retrocessionaire, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 10

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Retrocedent shall advise the Retrocessionaire promptly if paid and estimated Ultimate Net Loss is in excess of 75% of the Retrocedent’s retention, or if, in the opinion of the Retrocedent, such Ultimate Net Loss may result in a claim hereunder. Thereafter, the Retrocedent shall advise the Retrocessionaire, at least monthly, of all subsequent developments thereto that may materially affect the position of the Retrocessionaire.

B.	The Retrocedent alone and at its full discretion shall adjust, settle or compromise all claims and losses.

Effective: June 1, 2017		DOC: May 22, 2017
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C.	As respects losses subject to this Contract, all loss settlements made by the Retrocedent, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Retrocessionaire. The Retrocessionaire agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of reasonable evidence of the amount paid by the Retrocedent or that the Retrocedent estimates it will pay within the next 14 days. Within 30 days after receipt of the Retrocessionaire’s payment, the Retrocedent shall report to the Retrocessionaire the Retrocessionaire’s payment, minus the Retrocessionaire’s share of losses subject to this Contract that the Retrocedent has paid, or become liable to pay, as of the date of the report. Any positive difference shall be remitted to the Retrocessionaire with the Retrocedent’s report.

ARTICLE 11

LATE PAYMENTS

A.	In the event any payment due either party is not received by the Intermediary by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times

3.	The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

B.	The due date shall, for purposes of this Article, be determined as follows:

1.	Payments from the Retrocessionaire to the Retrocedent shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Retrocessionaire, and shall be overdue 30 days thereafter.

2.

Payments from the Retrocedent to the Retrocessionaire shall be due on the dates specified within this Contract. Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later. Reinstatement premium, if applicable, shall have as a due date the date when the Retrocedent

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receives payment for the claim giving rise to such reinstatement premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.

C.	If the information contained in the Retrocedent’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Retrocessionaire shall request from the Retrocedent all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Retrocessionaire received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

D.	In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.

E.	Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.

ARTICLE 12

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

ARTICLE 13

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.	For purposes of this Contract, where the Retrocedent receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Retrocedent’s books.

Effective: June 1, 2017		DOC: May 22, 2017
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ARTICLE 14

UNAUTHORIZED REINSURANCE

A.	This Article applies only to the extent a Subscribing Retrocessionaire does not qualify for credit with any insurance regulatory authority having jurisdiction over the Retrocedent’s reserves.

B.	The Retrocedent agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Retrocessionaire a statement showing the proportion of such liabilities applicable to the Retrocessionaire. The “Retrocessionaire’s Obligations” shall be defined as follows:

1.	unearned premium (if applicable);

2.	known outstanding losses that have been reported to the Retrocessionaire and Loss Adjustment Expense relating thereto;

3.	losses and Loss Adjustment Expense paid by the Retrocedent but not recovered from the Retrocessionaire;

4.	losses incurred but not reported and Loss Adjustment Expense relating thereto;

5.	all other amounts for which the Retrocedent cannot take credit on its financial statements unless funding is provided by the Retrocessionaire.

C.	The Retrocessionaire’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Retrocessionaire shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Retrocedent’s reserves.

D.	When funding by Trust Agreement, the Retrocessionaire shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Retrocessionaire agrees to apply for and secure timely delivery to the Retrocedent of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Retrocedent’s reserves in an amount equal to the Retrocessionaire’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Retrocedent by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

Effective: June 1, 2017		DOC: May 22, 2017
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E.	The Retrocessionaire and the Retrocedent agree that any funding provided by the Retrocessionaire pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Retrocedent or any successor, by operation of law, of the Retrocedent including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Retrocedent, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Retrocedent for the Retrocessionaire’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.	to make refund of any sum that is in excess of the actual amount required to pay the Retrocessionaire’s Obligations under this Contract (or in excess of 102% of the Retrocessionaire’s Obligations, if funding is provided by a Trust Agreement);

3.	to fund an account with the Retrocedent for the Retrocessionaire’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Retrocedent’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Retrocessionaire. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Retrocessionaire’s Obligations (or in excess of 102% of the Retrocessionaire’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Retrocessionaire;

4.	to pay the Retrocessionaire’s share of any other amounts the Retrocedent claims are due under this Contract.

F.	If the amount drawn by the Retrocedent is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Retrocedent shall promptly return to the Retrocessionaire the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Retrocedent or the Retrocessionaire.

G.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Retrocedent or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Retrocedent.

H.	At annual intervals, or more frequently at the discretion of the Retrocedent, but never more frequently than quarterly, the Retrocedent shall prepare a specific statement of the Retrocessionaire’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.

If the statement shows that the Retrocessionaire’s Obligations exceed the balance of the LOC as of the statement date, the Retrocessionaire shall, within 30 days after receipt of the statement, secure delivery to the Retrocedent of an amendment to the

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LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Retrocessionaire shall, within the time period outlined above, increase such funding by the amount of such difference.

2.	If, however, the statement shows that the Retrocessionaire’s Obligations are less than the balance of the LOC (or that 102% of the Retrocessionaire’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Retrocedent shall, within 30 days after receipt of written request from the Retrocessionaire, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Retrocedent shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 15

TAXES

A.	In consideration of the terms under which this Contract is issued, the Retrocedent undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.	1.

Each Subscribing Retrocessionaire has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.	In the event of any return of premium becoming due hereunder, the Subscribing Retrocessionaire shall deduct the applicable percentage of the premium from the amount of the return, and the Retrocedent or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 16

ACCESS TO RECORDS

A.	The Retrocessionaire or its duly authorized representatives shall have the right to visit the offices of the Retrocedent to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Retrocessionaire shall not have any right of access to the Records of the Retrocedent if it is not current in all undisputed payments due the Retrocedent.

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B.	Notwithstanding the above, the Retrocedent reserves the right to withhold from the Retrocessionaire any Privileged Documents. However, the Retrocedent shall permit and not object to the Retrocessionaire’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Retrocedent may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Retrocedent’s defense might be jeopardized by release of such Privileged Documents. In the event that the Retrocedent seeks to defer release of such Privileged Documents, it shall, in consultation with the Retrocessionaire, take other steps as reasonably necessary to provide the Retrocessionaire with the information it reasonably requires to indemnify the Retrocedent without causing a loss of such privileges or protections. The Retrocessionaire shall not have access to Privileged Documents relating to any dispute between the Retrocedent and the Retrocessionaire.

C.	For purposes of this Article:

1.	“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.

2.	“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Retrocedent, or anyone retained by or at the direction of the Retrocedent, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Retrocedent and/or contain legal advice being provided to the Retrocedent.

3.	“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Retrocedent, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

ARTICLE 17

CONFIDENTIALITY

A.	The Retrocessionaire hereby acknowledges that the documents, information and data provided to it by the Retrocedent, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Retrocedent. Confidential Information shall not include documents, information or data that the Retrocessionaire can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Retrocessionaire;

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2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Retrocessionaire prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Retrocedent, the Retrocessionaire shall not disclose any Confidential Information to any third parties, including any affiliated companies (except to the extent necessary to enable affiliated companies or third parties engaged by the Retrocessionaire to perform services related to this Contract on behalf of the Retrocessionaire), except:

1.	when required by retrocessionaires as respects business ceded to this Contract;

2.	when required by regulators performing an audit of the Retrocessionaire’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Retrocessionaire’s records in the normal course of business.

Further, the Retrocessionaire agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.	Notwithstanding the above, in the event that the Retrocessionaire is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Retrocessionaire agrees to provide the Retrocedent with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Retrocedent in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Retrocessionaire and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 18

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Retrocessionaire is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Retrocedent under any Policy. The Retrocedent shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Retrocedent’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Retrocedent to pay thereunder.

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B.	The Retrocessionaire shall be bound by the judgment of the Retrocedent as to the obligation(s) and liability(ies) of the Retrocedent under any Policy.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

D.	Nothing in this Article shall be construed to override any of the other terms and conditions of this Contract.

ARTICLE 19

INSOLVENCY

A.	If more than one reinsured company is referenced within the definition of “Retrocedent” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.	In the event of the insolvency of the Retrocedent, this reinsurance (or the portion of any risk or obligation assumed by the Retrocessionaire, if required by applicable law) shall be payable directly to the Retrocedent, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Retrocedent, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Retrocedent or because the liquidator, receiver, conservator or statutory successor of the Retrocedent has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Retrocedent shall give written notice to the Retrocessionaire of the pendency of a claim against the Retrocedent indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Retrocedent or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the court, against the Retrocedent as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Retrocedent solely as a result of the defense undertaken by the Retrocessionaire.

C.	Where two or more Retrocessionaires are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Retrocedent.

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D.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Retrocessionaire to the Retrocedent or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Retrocedent, or (2) where the Retrocessionaire, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Retrocedent as direct obligations of the Retrocessionaire to the payees under such Policies and in substitution for the obligations of the Retrocedent to such payees. Then, and in that event only, the Retrocedent, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Retrocessionaire shall pay any loss directly to payees under such Policy.

ARTICLE 20

ARBITRATION

A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

Effective: June 1, 2017		DOC: May 22, 2017
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E.	The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Retrocedent to the Retrocessionaire, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in Tampa, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.	The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 21

SERVICE OF SUIT

A.	This Article applies only to those Subscribing Retrocessionaires not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.	This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.	In the event of the failure of the Retrocessionaire to perform its obligations hereunder, the Retrocessionaire, at the request of the Retrocedent, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Retrocessionaire’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Retrocessionaire, once the appropriate court is selected, whether such court is the one originally chosen by the Retrocedent and accepted by the Retrocessionaire or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Retrocessionaire upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

Effective: June 1, 2017		DOC: May 22, 2017
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D.	Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. The above-named are authorized and directed to accept service of process on behalf of the Retrocessionaire in any such suit.

E.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Retrocessionaire hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Retrocedent or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 22

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of Bermuda, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable jurisdictions shall apply.

ARTICLE 23

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Retrocedent and the Retrocessionaire and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 24

NON-WAIVER

The failure of the Retrocedent or the Retrocessionaire to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

Effective: June 1, 2017		DOC: May 22, 2017
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ARTICLE 25

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Retrocedent or the Retrocessionaire through the Intermediary. Payments by the Retrocedent to the Intermediary shall be deemed payment to the Retrocessionaire. Payments by the Retrocessionaire to the Intermediary shall be deemed payment to the Retrocedent only to the extent that such payments are actually received by the Retrocedent.

ARTICLE 26

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.	electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Effective: June 1, 2017		DOC: May 22, 2017
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IN WITNESS WHEREOF, the Retrocedent has caused this Contract to be executed by its duly authorized representative(s), who also confirms the Retrocedent’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract, this     day of         , in the year of         .

CLADDAUGH CASUALTY INSURANCE COMPANY LTD.

WORKING LAYER CATASTROPHE EXCESS OF LOSS

SPECIFIC RETROCESSION CONTRACT

Effective: June 1, 2017		DOC: May 22, 2017
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TRUST AGREEMENT REQUIREMENTS CLAUSE

A.	Except as provided in paragraph B of this Clause, if the Retrocessionaire satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Retrocessionaire shall ensure that the Trust Agreement:

1.	Requires the Retrocessionaire to establish a trust account for the benefit of the Retrocedent, and specifies what the Trust Agreement is to cover;

2.	Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), and certificates of deposit (issued by a United States bank and payable in United States legal tender), or any combination of the two, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Retrocessionaire or the Retrocedent;

3.	Requires the Retrocessionaire, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Retrocedent, or the trustee upon the direction of the Retrocedent, may whenever necessary negotiate these assets without consent or signature from the Retrocessionaire or any other entity;

4.	Requires that all settlements of account between the Retrocedent and the Retrocessionaire be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Retrocedent or the Retrocessionaire.

B.	If a ceding insurer is domiciled in California and the Retrocessionaire satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Retrocessionaire shall ensure that the Trust Agreement:

1.	Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

Effective: June 1, 2017		DOC: May 22, 2017
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3.	Requires the Retrocessionaire, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Retrocessionaire or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Retrocessionaire.

C.	If there are multiple ceding insurers that collectively comprise the Retrocedent, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

Effective: June 1, 2017		DOC: May 22, 2017
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